UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Earliest Event Reported: June 17, 2005

ENDEVCO, INC.
(Exact name of registrant as specified in its charter)

State of Texas	001-31433	74-2142545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview Dr., Suite 215
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 17, 2005, EnDevCo, Inc. ("EnDevCo") executed a Compromise Settlement Agreement And Mutual Release with Jackson & Rhodes, P.C. and a Settlement Agreement And General Release with U.S. Stock Transfer Corporation in EnDevCo's lawsuit:

Adair International Oil & Gas, Inc. versus Chase Mellon Shareholder Services, Inc., Mellon Investor Services, LLC., U.S. Stock Transfer Corporation, Thomas Kernaghan & Co., Union Securities, Ltd., Merrill Lynch, Hubbard, Inc., Tatiana Roa, Braden, Bennick, Goldstein, Gazaway & Co., Jack Sisk & Co., Jackson & Rhodes, P.C., Malone and Bailey, PLLC, John W. Adair, Jalal Alghani, and Vivian Llerena Quintero.

EnDevCo accepted an offer of two hundred thousand dollars ($200,000.00) from Jackson & Rhodes, P.C. and agreed to a Compromise Settlement Agreement and Mutual Release to not further pursue the Company's claim against the defendant for fraud, conspiracy and breach of fiduciary duties during their employment as the Company's auditor for the period May 15, 2000 to January 31, 2002.

EnDevCo accepted an offer of one hundred ninety five thousand dollars ($195,000.00) from U.S. Stock Transfer Corporation and agreed to a Settlement Agreement and General Release to not further pursue the Company's claim against the defendant for fraud, conspiracy and breach of fiduciary duties during their employment as the Company's stock transfer agent and registrar for the period February 28, 2002 to June 3, 2003.

Previously, EnDevCo signed a Stock Purchase, Settlement, and Mutual Release and Indemnity Agreement with John W. Adair, Jalal Alghani and Vivian Llerena Quintero on February 11, 2005.

EnDevCo will continue to aggressively pursue its claims of fraud, conspiracy and breach of fiduciary duties against Chase Mellon Shareholder Services, Union Securities Ltd. and Merrill Lynch with a trial date set for February, 2006.

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnDevCo, Inc.

LARRY SWIFT                        Date: June 29, 2005
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Larry Swift

Chief Financial Officer